EXHIBIT 99

Dave & Buster’s Reaffirms Fiscal 2019 Financial Outlook;

Scheduled to Present at 2020 ICR Conference on Tuesday, January 14

DALLAS, January 13, 2020 (GLOBE NEWSWIRE) – Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today reaffirmed its financial guidance for fiscal 2019, which ends on February 2, 2020.

Fiscal Year 2019 Financial Guidance

▪	Total revenues of $1.347 billion to $1.354 billion
▪	Comparable store sales of -3.0% to -2.5%
▪	Net income of $94 million to $98 million
▪	Effective tax rate of 21.5% to 22.0%
▪	EBITDA of $275 million to $280 million

“We remain focused on our near-term priorities to revitalize our existing stores, build deeper guest engagement, prioritize spending, allocate capital to high-return opportunities, and return capital to shareholders,” said Brian Jenkins, Chief Executive Officer. “I’m pleased with the progress our team is making on these initiatives as we conclude 2019 and look forward to 2020.”

Chief Executive Officer Brian Jenkins and Chief Financial Officer Scott Bowman are scheduled to present at the 2020 ICR Conference in Orlando, Florida at 1:30 p.m. ET, and to hold small-group meetings with investors throughout the day. Investors can listen to the live webcast of the Company’s ICR conference presentation at http://wsw.com/webcast/icr6/PLAY/. In addition, a replay of the Company’s presentation and a copy of the current deck can be accessed at http://ir.daveandbusters.com/events-and-presentations.

The Company expects to report fourth quarter and fiscal 2019 results in early April 2020.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 135 venues in North America (as of January 13, 2019) that combine entertainment and dining and offer customers the opportunity to "Eat Drink Play and Watch," all in one location. Dave & Buster's offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. Dave & Buster's currently has stores in 39 states, Puerto Rico, and Canada.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the Company's business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster's intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

*Non-GAAP Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Store operating income before depreciation and amortization, and store operating income before depreciation and amortization margin (collectively the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

For Investor Relations Inquiries:

Scott Bowman, CFO

Dave & Buster’s Entertainment, Inc.

972.813.1151

scott.bowman@daveandbusters.com